EXHIBIT 99.1

Dolby Laboratories Reports Second Quarter Fiscal 2023 Financial Results

SAN FRANCISCO, May 04, 2023 (GLOBE NEWSWIRE) -- Dolby Laboratories, Inc. (NYSE:DLB) today announced the company's financial results for the second quarter of fiscal 2023.

"In the first half of the year, we continued to bring Dolby Atmos and Dolby Vision to more consumers across our movies and TV, music and user-generated content ecosystems," said Kevin Yeaman, President and CEO, Dolby Laboratories. "We remain focused on our long-term growth opportunities and bringing Dolby to all the ways people experience their content."

Second Quarter Fiscal 2023 Financial Highlights

  Total revenue was $375.9 million, compared to $334.4 million for the second quarter of fiscal 2022.
  GAAP net income was $95.7 million, or $0.98 per diluted share, compared to GAAP net income of $36.7 million, or $0.36 per diluted share, for the second quarter of fiscal 2022. On a non-GAAP basis, second quarter net income was $122.6 million, or $1.26 per diluted share, compared to $94.0 million, or $0.92 per diluted share, for the second quarter of fiscal 2022.
  Cash flow from operations was $104.5 million, compared to $63.0 million for the second quarter of fiscal 2022.
  Dolby repurchased 0.6 million shares of its common stock and ended the quarter with approximately $262 million of stock repurchase authorization available going forward.

A complete listing of Dolby's non-GAAP measures are described and reconciled to the corresponding GAAP measures at the end of this release.

Recent Business Highlights

  Sonos launched their premium smart speaker, the Sonos Era 300, with Dolby Atmos.
  Guangzhou Automobile Group, the fourth largest auto manufacturer in China, announced they are launching Dolby Atmos in their new sport sedan, the AION Hyper GT.
  OPPO launched their flagship phone with Dolby Vision Capture.
  Xiaomi now has multiple Dolby Vision Capture phone models in China and started shipping phones to India, Southeast Asia, Europe, and the Middle East.
  Weibo, one of China’s largest social media platforms, now supports Dolby Vision and Dolby Atmos joining WeChat, Bilibili, and QQ.

Dividend

Today, Dolby announced a cash dividend of $0.27 per share of Class A and Class B common stock, payable on May 23, 2023, to stockholders of record as of the close of business on May 16, 2023.

Financial Outlook

Dolby’s financial outlook relies on estimates of royalty-based revenue that take into consideration the macroeconomic effect of certain events, including supply chain constraints, the long-term impact of the COVID-19 pandemic, and consumer demand for electronic products. In addition, its actual results could differ materially from the estimates Dolby is providing below due in part to the increased uncertainty resulting from these items as well as the geopolitical instability and continuing concerns around inflation and rising interest rates. The uncertainty resulting from these factors has greatly reduced its visibility into its future outlook. To the extent possible, the estimates Dolby is providing for future periods reflect certain assumptions about the potential impact of certain of these items, based upon a consideration of currently available external and internal data and information. These assumptions are subject to risks and uncertainties. For more information, see "Forward-Looking Statements" in this press release for a description of certain risks that Dolby faces, and the section captioned "Risk Factors" in its Quarterly Report on Form 10-Q for the second quarter of fiscal 2023, to be filed on or around the date hereof.

Dolby is providing the following high-level estimates for the full year of fiscal 2023:

  Total revenue is expected to range from $1.27 billion to $1.33 billion.
  Gross margin percentages are anticipated to be roughly 88% on a GAAP basis and on a non-GAAP basis.
  GAAP operating expenses are expected to decline roughly 2% year-over-year. Non-GAAP operating expenses are expected to grow roughly 2% year-over-year.
  Dolby expects operating margins on a GAAP basis to be roughly 19% and on a non-GAAP basis to be roughly 30%.
  Diluted earnings per share is anticipated to range from $2.01 to $2.51 on a GAAP basis and from $3.15 to $3.65 on a non-GAAP basis.

Dolby is providing the following estimates for its third quarter of fiscal 2023:

  Total revenue is estimated to range from $285 million to $315 million.
  Gross margin percentages are estimated to be roughly 86% on a GAAP basis and 86% to 87% on a non-GAAP basis.
  Operating expenses are anticipated to range from $227 million to $237 million on a GAAP basis and from $195 million to $205 million on a non-GAAP basis.
  Effective tax rate is anticipated to range from 22% to 24% on a GAAP basis and 19% to 21% on a non-GAAP basis.
  Diluted earnings per share is anticipated to range from $0.18 to $0.33 on a GAAP basis and from $0.47 to $0.62 on a non-GAAP basis.

Conference Call Information

Members of Dolby management will lead a conference call open to all interested parties to discuss second quarter fiscal 2023 financial results for Dolby Laboratories at 2:00 p.m. PT (5:00 p.m. ET) on Thursday, May 4, 2023. Access to the teleconference will be available at http://investor.dolby.com or by dialing 1-888-210-2212 (or dialing +1-646-960-0390 for international callers) and entering confirmation code 5587811.

A replay of the call will be available from 5:00 p.m. PT (8:00 p.m. ET) on Thursday, May 4, 2023, until 8:59 p.m. PT on Thursday, May 11, 2023 (11:59 p.m. ET) by dialing 1-800-770-2030 (international callers can access the replay by dialing +1-647-362-9199) and entering the confirmation code 5587811. An archived version of the teleconference will also be available on the Dolby website, http://investor.dolby.com.

Non-GAAP Financial Information

To supplement Dolby's financial statements presented on a GAAP basis, Dolby management uses, and Dolby provides to investors, certain non-GAAP financial measures as an additional tool to evaluate Dolby's operating results in a manner that focuses on what Dolby's management believes to be its ongoing business operations and performance. Specifically, Dolby excludes the following as adjustments from one or more of its non-GAAP financial measures:

Stock-based compensation expense: Stock-based compensation, unlike cash-based compensation, utilizes subjective assumptions in the methodologies used to value the various stock-based award types that Dolby grants. These assumptions may differ from those used by other companies. To facilitate more meaningful comparisons between its underlying operating results and those of other companies, Dolby excludes stock-based compensation expense.

Amortization of acquisition-related intangibles: Dolby amortizes intangible assets acquired in connection with acquisitions. These intangible assets consist of patents and technology, customer relationships, and other intangibles. Dolby records amortization charges relating to these intangible assets in its GAAP financial statements, and Dolby views these charges as items arising from pre-acquisition activities that are determined by the timing and valuation of its acquisitions. As these amortization charges do not directly correlate to its operations during any particular period, Dolby excludes these charges to facilitate an evaluation of its current operating performance and comparisons to its past operating results.

Other operating income adjustments: In the second quarter of fiscal 2022, Dolby recorded an expense of $34.4 million related to a one-time settlement and accrual in connection with indemnification requests under commercial agreements that we assumed in an acquisition in 2014 related to our Cinema products business. Dolby expects this settlement and related accrual to fully resolve this matter. Dolby has excluded this item as it is an unusual, non-recurring event that is not representative of Dolby’s normal operating activities and therefore, excluding this amount enables a more effective comparison to Dolby’s past operating performance.

Restructuring charges/(credits): Restructuring charges/(credits) are costs associated with restructuring plans and primarily relate to costs associated with exit or disposal activities, employee severance benefits, and asset impairments. Dolby excludes restructuring costs, including any adjustments to charges recorded in prior periods (which may be credits), as Dolby believes that these costs are not representative of its normal operating activities and therefore, excluding these amounts enables a more effective comparison to its past operating performance.

Income tax adjustments: The income tax effects of the aforementioned non-GAAP adjustments do not directly correlate to its operating performance so Dolby believes that excluding such income tax effects provides a more meaningful view of its underlying operating results to management and investors.

Using the aforementioned adjustments, Dolby provides various non-GAAP financial measures including, but not limited to: non-GAAP net income, non-GAAP diluted earnings per share, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating margin, and non-GAAP effective tax rate. Dolby's management believes it is useful for itself and investors to review both GAAP and non-GAAP measures to assess the performance of Dolby's business, including as a means to evaluate period-to-period comparisons. Dolby's management does not itself, nor does it suggest that investors should, consider non-GAAP financial measures in isolation from, superior to, or as a substitute for, financial information prepared in accordance with GAAP. Whenever Dolby uses non-GAAP financial measures, it provides a reconciliation of the non-GAAP financial measures to the most closely applicable GAAP financial measures. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures as detailed above and below. Investors are also encouraged to review Dolby's GAAP financial statements as reported in its US Securities and Exchange Commission (SEC) filings. A reconciliation between GAAP and non-GAAP financial measures is provided at the end of this press release and on the Dolby investor relations website, http://investor.dolby.com.

Forward-Looking Statements

Certain statements in this press release, including, but not limited to, expected financial results for the third quarter of fiscal 2023 and full year fiscal 2023, its ability to expand existing business, navigate challenging periods, pursue its long-term growth opportunities, and advance its other long-term objectives, and future dividend payments are "forward-looking statements" that inherently involve substantial risks and uncertainties. These forward-looking statements are based on management's current expectations, and as a result of certain risks and uncertainties, actual results may differ materially from those provided. The following important factors, without limitation, could cause actual results to differ materially from those in the forward-looking statements: the potential impacts of economic conditions on Dolby’s business operations, financial results, and financial position (including the impact to Dolby partners and disruption of the supply chain and delays in shipments of consumer products; the level at which Dolby technologies are incorporated into products and the consumer demand for such products; delays in the development and release of new products or services that contain Dolby technologies; delays in royalty reporting or delinquent payment by partners or licensees; lengthening sales cycles; the impact to the overall cinema market including adverse impact to Dolby’s revenue recognized on box-office sales and demand for cinema products and services; and macroeconomic conditions that affect discretionary spending and access to products that contain Dolby technologies); risks associated with geopolitical issues, such as the conflict between Russia and Ukraine; risks associated with trends in the markets in which Dolby operates, including the broadcast, mobile, consumer electronics, PC, and other markets; the loss of, or reduction in sales by, a key customer, partner, or licensee; pricing pressures; risks relating to changing trends in the way that content is distributed and consumed; risks relating to conducting business internationally, including trade restrictions and changes in diplomatic or trade relationships; risks relating to maintaining patent coverage; the timing of Dolby's receipt of royalty reports and payments from its licensees, including recoveries; changes in tax regulations; timing of revenue recognition under licensing agreements and other contractual arrangements; Dolby's ability to develop, maintain, and strengthen relationships with industry participants; Dolby's ability to develop and deliver innovative products and technologies in response to new and growing markets; competitive risks; risks associated with conducting business in China and other countries that have historically limited recognition and enforcement of intellectual property and contractual rights; risks associated with the health of the motion picture and cinema industries generally; Dolby's ability to increase its revenue streams and to expand its business generally, and to continue to expand its business beyond its current technology offerings; risks associated with acquiring and successfully integrating businesses or technologies; and other risks detailed in Dolby's SEC filings and reports, including the risks identified under the section captioned "Risk Factors" in its Quarterly Report on Form 10-Q filed on or around the date hereof. Dolby may not actually achieve the plans, intentions, or expectations disclosed in its forward-looking statements. Forward-looking statements are based upon information available to us as of the date of this press release, and while Dolby believes such information forms a reasonable basis for such statements, such information may be limited or incomplete. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements. Dolby disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

About Dolby Laboratories

Dolby Laboratories (NYSE: DLB) is based in San Francisco, California with offices around the globe. From movies and TV shows, to apps, music, sports and gaming, Dolby transforms the science of sight and sound into spectacular experiences for billions of people worldwide. Dolby partners with artists, storytellers, developers, and businesses to revolutionize entertainment and communications with Dolby Atmos, Dolby Vision, Dolby Cinema, and Dolby.io.

Dolby, Dolby Atmos, Dolby Vision, Dolby Cinema, Dolby.io, and the double-D symbol are among the registered and unregistered trademarks of Dolby Laboratories in the United States and/or other countries. Other trademarks remain the property of their respective owners.

DOLBY LABORATORIES, INC.
INTERIM CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts; unaudited)

	Fiscal Quarter Ended		Fiscal Year-To-Date Ended
	March 31, 2023	April 1, 2022	March 31, 2023	April 1, 2022
Revenue:
Licensing	$351,608	$313,833	$659,619	$646,117
Products and services	24,283	20,538	51,193	39,887
Total revenue	375,891	334,371	710,812	686,004

Cost of revenue:
Cost of licensing	21,365	16,672	34,724	31,607
Cost of products and services	19,684	18,843	40,775	36,617
Total cost of revenue	41,049	35,515	75,499	68,224

Gross profit	334,842	298,856	635,313	617,780

Operating expenses:
Research and development	67,951	67,421	132,401	136,245
Sales and marketing	95,695	84,230	177,900	181,400
General and administrative	61,939	98,693	121,911	161,137
Restructuring charges/(credits)	33	5,162	(211)	5,067
Total operating expenses	225,618	255,506	432,001	483,849

Operating income	109,224	43,350	203,312	133,931

Other income/(expense):
Interest income	6,773	1,098	11,651	1,814
Interest expense	34	(87)	(47)	(171)
Other income/(expense), net	1,250	(910)	2,347	(681)
Total other income	8,057	101	13,951	962

Income before income taxes	117,281	43,451	217,263	134,893
Provision for income taxes	(21,398)	(6,932)	(41,932)	(18,364)
Net income including noncontrolling interest	95,883	36,519	175,331	116,529
Less: net (income)/loss attributable to noncontrolling interest	(187)	201	(260)	205
Net income attributable to Dolby Laboratories, Inc.	$95,696	$36,720	$175,071	$116,734

Net income per share:
Basic	$1.00	$0.36	$1.83	$1.15
Diluted	$0.98	$0.36	$1.80	$1.13
Weighted-average shares outstanding:
Basic	95,820	101,343	95,862	101,285
Diluted	97,298	102,707	97,392	103,477

DOLBY LABORATORIES, INC.
INTERIM CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands; unaudited)

	March 31, 2023	September 30, 2022
ASSETS
Current assets:
Cash and cash equivalents	$688,443	$620,127
Restricted cash	4,977	8,244
Short-term investments	126,393	189,213
Accounts receivable, net	283,315	243,593
Contract assets, net	275,262	176,093
Inventories, net	30,353	23,549
Prepaid expenses and other current assets	53,853	50,075
Total current assets	1,462,596	1,310,894
Long-term investments	100,797	102,514
Property, plant, and equipment, net	508,021	513,481
Operating lease right-of-use assets	44,721	46,530
Goodwill and intangible assets, net	469,010	477,412
Deferred taxes	203,886	183,568
Other non-current assets	47,102	55,149
Total assets	$2,836,133	$2,689,548

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$17,170	$14,171
Accrued liabilities	246,757	230,237
Income taxes payable	14,496	1,265
Contract liabilities	22,963	18,588
Operating lease liabilities	12,625	13,257
Total current liabilities	314,011	277,518
Non-current contract liabilities	22,721	23,203
Non-current operating lease liabilities	35,243	37,685
Other non-current liabilities	108,166	100,122
Total liabilities	480,141	438,528

Stockholders’ equity:
Class A common stock	54	53
Class B common stock	41	41
Retained earnings	2,378,115	2,297,730
Accumulated other comprehensive loss	(27,426)	(51,641)
Total stockholders’ equity – Dolby Laboratories, Inc.	2,350,784	2,246,183
Noncontrolling interest	5,208	4,837
Total stockholders’ equity	2,355,992	2,251,020
Total liabilities and stockholders’ equity	$2,836,133	$2,689,548

DOLBY LABORATORIES, INC.
INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands; unaudited)

	Fiscal Year-To-Date Ended
	March 31, 2023	April 1, 2022
Operating activities:
Net income including noncontrolling interest	$175,331	$116,529
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	40,388	45,832
Stock-based compensation	61,067	60,355
Amortization of operating lease right-of-use assets	6,565	7,953
Amortization of premium on investments	37	673
Provision for/(benefit from) credit losses	(2,072)	2,333
Deferred income taxes	(19,544)	(19,363)
Other non-cash items affecting net income	(4,417)	560
Changes in operating assets and liabilities:
Accounts receivable, net	(37,769)	3,498
Contract assets, net	(99,162)	(76,447)
Inventories	(4,728)	(5,045)
Operating lease right-of-use assets	(2,643)	(265)
Prepaid expenses and other assets	12,943	(1,683)
Accounts payable and accrued liabilities	21,609	(37,472)
Income taxes, net	17,370	5,117
Contract liabilities	3,852	4,364
Operating lease liabilities	(5,415)	(7,924)
Other non-current liabilities	(2,475)	(4,356)
Net cash provided by operating activities	160,937	94,659

Investing activities:
Purchases of marketable securities	(80,561)	(201,231)
Proceeds from sales of marketable securities	52,345	5,107
Proceeds from maturities of marketable securities	94,843	29,055
Return of investment from equity method investees	—	826
Purchases of property, plant, and equipment	(14,741)	(26,053)
Payments for business combinations, net of cash acquired	—	(38,228)
Purchases of intangible assets	—	(11,528)
Purchases of other investments	—	(5,000)
Net cash provided by/(used in) investing activities	51,886	(247,052)

Financing activities:
Proceeds from issuance of common stock	21,394	35,062
Repurchase of common stock	(99,276)	(120,486)
Payment of cash dividend	(51,741)	(50,681)
Distribution to noncontrolling interest	(266)	(1,435)
Shares repurchased for tax withholdings on vesting of restricted stock	(26,800)	(32,720)
Payment of deferred consideration for prior business combinations	(500)	—
Net cash used in financing activities	(157,189)	(170,260)

Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash	9,415	(1,541)
Net increase/(decrease) in cash, cash equivalents, and restricted cash	65,049	(324,194)
Cash, cash equivalents, and restricted cash at beginning of period	628,371	1,233,032
Cash, cash equivalents, and restricted cash at end of period	$693,420	$908,838

GAAP to Non-GAAP Reconciliations
(in millions, except per share data; unaudited)

The following tables present Dolby's GAAP financial measures reconciled to the non-GAAP financial measures included in this release for the second quarter and year-to-date periods ended March 31, 2023 and April 1, 2022:

Net income:	Fiscal Quarter Ended		Fiscal Year-To-Date Ended
	March 31, 2023	April 1, 2022	March 31, 2023	April 1, 2022
GAAP net income	$95.7	$36.7	$175.1	$116.7
Stock-based compensation (1)	29.8	27.7	61.1	60.4
Amortization of acquisition-related intangibles (2)	2.4	2.7	3.7	5.5
Other operating income adjustments	—	34.4	—	34.4
Restructuring charges/(credits)	—	5.2	(0.2)	5.1
Income tax adjustments	(5.3)	(12.7)	(9.7)	(23.6)
Non-GAAP net income	$122.6	$94.0	$230.0	$198.5

(1) Stock-based compensation included in above line items:
Cost of products and services	$0.4	$0.3	$0.9	$0.9
Research and development	9.5	9.2	20.2	19.3
Sales and marketing	10.3	9.8	21.0	22.1
General and administrative	9.6	8.4	19.0	18.1

(2) Amortization of acquisition-related intangibles included in above line items:
Cost of licensing	$—	$0.6	$0.1	$1.3
Cost of products and services	1.0	0.6	1.8	1.5
Research and development	0.1	0.1	0.2	0.2
Sales and marketing	0.8	1.1	1.6	2.2
General and administrative	0.5	0.3	—	0.3

Diluted earnings per share:	Fiscal Quarter Ended		Fiscal Year-To-Date Ended
	March 31, 2023	April 1, 2022	March 31, 2023	April 1, 2022
GAAP diluted earnings per share	$0.98	$0.36	$1.80	$1.13
Stock-based compensation	0.31	0.27	0.63	0.58
Amortization of acquisition-related intangibles	0.02	0.03	0.03	0.06
Other operating income adjustments	—	0.33	—	0.33
Restructuring charges	—	0.05	—	0.04
Income tax adjustments	(0.05)	(0.12)	(0.10)	(0.22)
Non-GAAP diluted earnings per share	$1.26	$0.92	$2.36	$1.92

Weighted-average shares outstanding - diluted	97	103	97	103

The following tables present a reconciliation between GAAP and non-GAAP versions of the estimated financial amounts for the third quarter of fiscal 2023 and full year fiscal 2023 included in this release:

Gross margin:		Q3 2023		Fiscal 2023
GAAP gross margin		86.0% +/-		87.5% +/-
Stock-based compensation		0.2%		0.2%
Amortization of acquisition-related intangibles		0.3%		0.3%
Non-GAAP gross margin		86.5% +/-		88.0% +/-

Operating expenses:		Q3 2023	Fiscal 2023
GAAP operating expenses (low - high end of range)		$227 - $237	(2%) +/- year-over-year
Stock-based compensation		(31)	(124)
Amortization of acquisition-related intangibles		(1)	(4)
Non-GAAP operating expenses (low - high end of range)		$195 - $205	+2% +/- year-over-year

Operating margin:				Fiscal 2023
GAAP operating margin				19% +/-
Stock-based compensation				10%
Amortization of acquisition-related intangibles				1%
Non-GAAP operating margin				30% +/-

Effective tax rate:				Q3 2023
GAAP effective tax rate (low - high end of range)				22% - 24%
Stock-based compensation (low - high end of range)				(2%) - (1%)
Amortization of acquisition-related intangibles (low - high end of range)				(1%) - 0%
Other (low - high end of range)				(1%) - 0%
Non-GAAP effective tax rate (low - high end of range)				19% - 21%

Diluted earnings per share:	Q3 2023		Fiscal 2023
	Low	High	Low	High
GAAP diluted earnings per share	$0.18	$0.33	$2.01	$2.51
Stock-based compensation	0.32	0.32	1.29	1.29
Amortization of acquisition-related intangibles	0.02	0.02	0.08	0.08
Income tax adjustments	(0.05)	(0.05)	(0.23)	(0.23)
Non-GAAP diluted earnings per share	$0.47	$0.62	$3.15	$3.65

Weighted-average shares outstanding - diluted	97	97	98	98

Investor Contact:
Maggie O’Donnell
Dolby Laboratories
914-267-7390
investor@dolby.com

Media Contact:
Karen Hartquist
Dolby Laboratories, Inc.
415-505-8357
karen.hartquist@dolby.com